First Amendment to

EMPLOYMENT AGREEMENT

MARK R. STAUFFER

This **First Amendment** dated as of January 1, 2017 (this "Amendment") to that certain **EMPLOYMENT AGREEMENT**, dated as of January 1, 2015 (this "**Agreement**"), is by and between Orion Group Holdings, Inc., a Delaware corporation (the "**Company**"), and Mr. Mark R. Stauffer (the "**Key Employee**").

W I T N E S S E T H:

WHEREAS, the Company has identified the below signed individual as a Key Employee who is an integral part of the Company's operation and management and as a result entered into the Agreement with him;

WHEREAS, the Company recognizes the undersigned individual's ongoing efforts as a Key Employee and desires to continue to reward those efforts to protect and enhance the best interests of the Company;

WHEREAS, the Agreement shall expire on **December 31, 2016**; and both the Company and the Key Employee desire to extend the Agreement for an additional two (2) year period; and

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
PURPOSE, DEFINITIONS AND INTERPRETATIONS

1.1 **Purpose.** The purpose of this First Amendment to the Agreement is to evidence the Parties' mutual agreement to a two (2) year extension to the Agreement under the terms and conditions as hereinafter provided.

1.2 **Definitions**. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

1.3 **Interpretations.** In this Amendment, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section, means such Article or Section hereof; and (c) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such terms.

ARTICLE II
AGREEMENT

The parties hereby mutually agree to the following terms as reflected below.

2.1 **Term.** Section 2.1 of the Agreement be and hereby is superseded and replaced with the following:

> "The term of this Agreement will commence on the Effective date of this Agreement and end on **December 31, 2016** (the **"Initial Term"**); however, the Agreement is hereby extended for (a) an additional two (2) year period commencing **January 1, 2017** and ending on **December 31, 2018**, and (b) for such other subsequent periods of time as from time to time may be mutually agreed between the Parties at least thirty (30) days prior to the end of any such respective extended term."

2.2 **Compensation.**

Base Salary. During the Initial Term, the Key Employee has received one or more increases in Base Salary and therefore it is appropriate to reflect said increase(s) in the Base Salary provision of the Agreement and, as a result, the Parties do hereby mutually agree that Section 2.3 (a) of the Agreement shall, effective at the end of the Initial Term and forever thereafter be supersede and replaced with the following:

> "(a) **Base Salary**. Key Employee will receive an initial Base Salary at the rate of Five Hundred and Seventy Thousand Dollars ($570,000) per annum payable in periodic installments in accordance with the Company's normal payroll practices and procedures, which base salary may be increased (but not decreased) by the Company from time to time."

ARTICLE III
OTHER TERMS

3.01 **Remaining Terms of the Agreement:** Except to the extent specifically provided herein to the contrary in this Amendment, all terms, conditions, understandings and agreements between the Parties, as set forth in the Agreement shall be binding upon and inure to the benefit of each of the respective Parties, as set forth in the Agreement.

3.02 **Severability Clause:** If any portion of this Amendment (or the Agreement, as extended hereunder), is held to be invalid or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such portion will be deemed to be stricken and the remainder of the document(s) shall continue in full force and effect.

3.03 **Headings:** The headings are for convenience only and may not be used to construe or interpret this Amendment.

3.04 **Counterparts and Signatures**: This Amendment may be executed in one or more counterparts, and by each of the respective Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and electronically transmitted signatures shall be deemed originals for all proposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY
ORION GROUP HOLDINGS, INC.

By: ______________________
Peter R. Buchler, Executive President & CAO
Date: January 1, 2017

KEY EMPLOYEE

____
Name: Mark R. Stauffer
Date: January 1, 2017